Exhibit 10.5

Consent, Waiver and Amendment

December 16, 2020

Medicine Man Technologies, Inc.

4880 Havana St., Suite 201

Denver, CO 80239

Re: Medicine Man Technologies, Inc. (the “Company”) Series A Cumulative Convertible Preferred Stock Offering

Reference is made to the Securities Purchase Agreement, by and between the Company and Dye Capital Cann Holdings, LLC, dated June 5, 2019, as amended by the Amendment to Securities Purchase Agreement, by and between the Company and Dye Capital Cann Holdings, LLC, dated July 15, 2019, as further amended by the Amendment to Securities Purchase Agreement, by and between the Company and Dye Capital Cann Holdings, LLC, dated May 20, 2020 (as so amended, the “SPA”).

In connection with (i) the Company’s offering and closing of the sale of shares of Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) in a private placement (the “Offering”) pursuant to (a) the Securities Purchase Agreement dated November 16, 2020, as amended by the Amendment to the Securities Purchase Agreement, dated the date hereof in the form attached hereto as Exhibit A (the “Preferred Stock SPA”) and the other Transaction Documents (as defined in the Preferred Stock SPA), (b) the Confidential Offering Memorandum, dated November 6, 2020 and (c) the Certificate of Designation (as defined in the Preferred Stock SPA) for the Preferred Stock, and (ii) execution of the Secured Convertible Promissory Note and Security Agreement between the Company and Dye Capital & Company, LLC (the “Convertible Note”), pursuant to the Note Purchase Agreement between the Company and Dye Capital & Company, LLC (the “NPA”), the undersigned hereby consents to the Offering and the Convertible Note and, solely to the extent required so that the Offering of the Preferred Stock may be consummated on the terms set forth in the Preferred Stock SPA and the Convertible Note may be issued pursuant to the NPA (and any Qualified Securities (as defined in the Convertible Note) may be issued pursuant to the Convertible Note), waives its rights under Section 4(m) and Section 10(c) of the SPA. The waivers provided hereunder are conditioned upon the Closing (as defined in the Preferred Stock SPA and the NPA) and are limited solely to the Offering and issuance of the Preferred Stock pursuant to the Preferred Stock SPA and the issuance of the Convertible Note pursuant to the NPA (and the issuance of any Qualified Securities pursuant to the Convertible Note) and do not constitute a waiver of any other provision under the SPA or a waiver in respect of any other offering of securities or any other transaction in respect of the Company.

As consideration for entering into this Consent, Waiver and Amendment, the first sentence of Section 9(a) of the SPA is hereby amended and restated in its entirety with the following sentences:

“The Company shall take all actions to ensure that from the Initial Closing Date through the later of (i) the date that is two years from the last Closing Date to occur hereunder or (ii) the date that the Buyer no longer meets the Ownership Threshold (as defined below), two individuals designated by the Buyer (each, a “Buyer Designee”) shall be appointed to the Board of Directors of the Company. For purposes hereof, “Ownership Threshold” means that the Buyer owns, in the aggregate, at least $10,000,000 of Common Stock as of any date of determination, based on the 30-Day Trailing VWAP (as defined below); provided, however, that the Ownership Threshold shall automatically be deemed to be satisfied at any time the Buyer holds at least 8,333,333 (as such amount may be adjusted for stock splits, subdivisions, combinations and the like) shares of Common Stock. For purposes hereof, “30-Day Trailing VWAP” means, as of any date of determination, the volume-weighted average price per share of Common Stock on the exchange on which the Common Stock is then traded during the regular trading session (and excluding pre-market and after-hours trading) over the thirty (30) consecutive trading days prior to and including such determination date.”

[Signature Page Follows]

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Very truly yours,

DYE CAPITAL CANN HOLDINGS, LLC

By: Dye Capital & Company, LLC,

its Managing Member

By: /s/ Justin Dye

Name: Justin Dye

Title: Authorized Person

Accepted and agreed:

Medicine Man Technologies, Inc.

By: /s/ Nancy Huber
Name: Nancy Huber
Title: Chief Financial Officer

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EXHIBIT A

Form of Preferred Stock SPA

(See attached.)

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